EXHIBIT 99.1

Corvus Gold Continues Western Expansion, Drills 24.4 Metres @ 3.1 g/t Mother Lode Project, Nevada

VANCOUVER, British Columbia, May 24, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received further results from its resource expansion drilling program on the western side of the Mother Lode deposit (Figure 1).  Results are highlighted by western stepout holes ML18-059 with 22.9m @ 1.48 g/t gold and ML18-060 with 24.4m @ 3.1 g/t gold (Table 1).  The Company will continue its resource definition drill program by drilling through the summer into the start of a 30,000 metre Phase 3 drill program scheduled in September.

Table 1
Phase II - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-059	181.36	185.93	4.57	0.5	n/a	West side of ML Pit
						Upper L-G OX Zone
AZ 085 dip-70	246.89	277.37	30.48	0.7	n/a	Upper Zone
inc	256.03	259.08	3.05	1.16	n/a	1 g/t cut
	281.94	304.8	22.86	1.48	n/a	Lower OX Zone
inc	281.94	300.23	18.29	1.73	n/a	1 g/t cut
	324.61	330.71	6.1	0.81	n/a	Lower OX to end of hole

ML18-060	294.13	312.42	18.29	0.95	n/a	West of ML18-053
						Upper Zone
AZ 085 dip-80	318.52	321.56	3.05	0.48	n/a
	345.95	370.33	24.38	3.1	n/a	Lower Zone
inc	347.47	368.81	21.34	3.47	n/a	1 g/t cut

ML18-061	283.46	286.51	3.05	0.32	n/a	West of ML18-054
						Upper LG OX Zone
AZ 085 dip-70	291.08	303.28	12.2	0.54	n/a	Upper OX
	309.37	321.56	12.19	1.13	n/a	Lower OX to the end of the hole
inc	309.37	315.47	6.1	1.83	n/a	1 g/t cut

Jeff Pontius, President and CEO of Corvus states “The recent western stepout results in conjunction with the gold mineralization at Flatiron have been encouraging and support our plans for the Phase 3 drilling program of approximately 30,000 metres to address an expansion of the Mother Lode deposit to the west, east, north and at depth. The Phase 3 program is scheduled to begin in September with the addition of two more drill rigs.  The goal of the program is to evaluate our expanded deposit footprint of 800 by 500 metres with ~30 metre drill centers to a nominal depth of about 300 metres.  It is an exciting time with the Mother Lode exploration program as every round of drill results received to date has expanded our vision of the deposit and its potential.”

Western Extension

The three holes returned (ML18-059 to 061) continue to outline the expansion of the Mother Lode gold system and confirm the western trend of the deposit along the main intrusive dike trend.  As with earlier holes in the Western extension, the deposit is becoming dominantly oxide to the west with a continuation of the thick higher-grade zones from the main deposit.  Deep oxide mineralization in these holes commonly continues to the end of the holes with additional potential to expand the deposit with deeper drilling (ML18-061 12.2m @ 1.13 g/t gold to the bottom of the hole).  An additional 15 holes will be completed in the Western zone over the next two months prior to the initial resource estimate which is expected in September.

Flatiron and Northeast - Scout Holes

The final hole from the initial Flatiron scout drilling was returned and continued to show leakage type oxide gold mineralization along the western extension of the Fluorspar Canyon Fault (FCF) toward the Secret Pass open pit deposit southwest of Mother Lode.  The interval has moderate grade gold (4.6m @ 0.76 g/t gold) hosted in jasperoid and carbonates within and below the FCF with a strong trace element signature.  Higher grades in the fault (3.1m @ 1.51 g/t gold) correlate with similar grades up dip to the south.  The current interpretation is the large silicified body at Flatiron and fault related gold mineralization in the scout holes represents a distal expression of the main Mother Lode gold system to the east and bodes well for the western extension of the main deposit.

The initial results from the northeast scout holes are initially indicating the mineralization begins to diminish as it moves to the northeast and away from the main north-northwest axis of the orebody.  An additional three holes have been drilled along a 400-metre strike length to further asses the east side of the deposit to the south where significant mineralization has been encountered in recent drilling including ML18-049 with 7.6m @ 21.77 g/t gold (March 22, 2018 news release).

Table 2
Phase II - Flatiron & Northeast Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.1 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-058 AZ 140 Dip-70	297.18	304.8	7.62	0.74	0.27	Northern Scout Hole
						OX on structure
inc	297.18	300.23	3.05	1.51	0.43	1 g/t cut

ML18-062	62.48	67.06	4.57	0.14	n/a	North of ML18-049
						Upper LG OX Zone
AZ 070 dip-65	239.27	242.32	3.05	0.3	n/a
	291.08	323.09	32.01	0.16	n/a
	327.66	339.85	12.19	0.37	n/a	Lower OX Zone

ML18-063	257.56	262.13	4.57	0.4	n/a	North of ML18-062
						Upper LG OX Zone
AZ 085 dip-70	271.27	289.56	18.29	0.29	n/a
	300.23	303.28	3.05	0.3	n/a
	338.33	347.47	9.14	0.26	n/a	Lower OX Zone

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:
Ryan Ko
Investor Relations
Email: info@corvusgold.comPhone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential of the Company’s Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, timing for initial resource estimates, interpretation of exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

A map accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/ee0f244d-3acc-43dd-affe-fdb83cc620e9